UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida de la Carlota, Suite 600 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 2, 2021, PharmaCyte Biotech, Inc. (“Company”) announced selected preliminary unaudited financial results for the fiscal year ended April 30, 2021.

Preliminary (unaudited) Fiscal 2021 Financial Results

Net loss for the fiscal year ended April 30, 2021 was approximately $3.6 million, or approximately $2.45 basic and diluted loss per share, compared with a net loss of approximately $3.8 million, or approximately $4.23 basic and diluted loss per share, for the fiscal year ended April 30, 2020. The losses per share amounts are based on the basic weighted average number of shares outstanding.

Cash on Hand

As of April 30, 2021, the Company had approximately $2.2 million in cash in its bank account.

The preliminary fiscal year ended April 30, 2021 financial data is unaudited, preliminary, based upon the Company’s good faith estimates and the information and data currently available and subject to completion of the Company's financial closing procedures. While the Company expects that its final financial results for the fiscal year ended April 30, 2021, following the completion of its financial closing procedures, will generally be consistent with the amounts provided herein, the Company's actual results may differ materially from these estimates as a result of the completion of its financial closing procedures, as well as final adjustments and other developments that may arise between now and the time that its financial results for the fiscal year ended April 30, 2021 are finalized.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that express the current beliefs and expectations of the management of PharmaCyte. Any statements contained in this press release that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. Forward-looking statements include those relating to the Company’s financial condition. Factors that could affect our actual results include our ability to up-list our common stock to a national securities exchange and then maintain such listing, raise the necessary capital to fund our operations and to find partners to supplement our capabilities and resources, satisfactorily address the issues raised by the by the U.S. Food and Drug Administration in order to have the clinical hold removed on our IND so that we may proceed with our planned clinical trial for locally advanced and inoperable pancreatic cancer, as well as such other factors that are included in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2021	PHARMACYTE BIOTECH, INC.

	By:	/s/ Kenneth L. Waggoner
Kenneth L. Waggoner Chief Executive Officer, President and General Counsel

3